Exhibit 23.3


          We consent to the use of the form of our opinion, Exhibit 8.1, regarding tax matters, to be filed on February 1, 1996, as part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Jones & Keller, P.C.
                                        Jones & Keller, P.C.

Denver Colorado

January 31, 1996